UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT: February 20, 2008

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its charter)

OHIO 0-01097	31-0455440
(State or other jurisdiction of (Commission File No.)	(I.R.S. Employer
Incorporation or organization)	Identification No.)

600 ALBANY STREET, DAYTON OHIO	45408
(Address of principal executive offices)	(Zip Code)

(937) 443-1000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02  COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 20, 2008, the Compensation Committee of the Standard Register Board of Directors approved a performance-based vesting arrangement for restricted stock to be awarded to all officers, including executive officers. These grants of performance restricted stock (“PRS”) will be made to executive officers in late February 2008, at the target level of performance, subject to adjustment up or down depending upon achievement of the goal described below.  The grants will be governed by the terms of the 2002 Equity Incentive Plan approved by shareholders on April 17, 2002, and filed as an exhibit to the Company’s Proxy Statement for the Annual Meeting of Shareholders held on April 17, 2002.  The form of Restricted Stock Grant Agreement to be used in connection with the grants of PRS is filed with this report as Exhibit 10.1.

Grants of PRS will vest upon achievement of a pre-determined adjusted operating profit objective by the end of fiscal year 2009.  Threshold, target and maximum performance against this objective will result in vesting of some or all of the target awards and possible additional grants. The amount of awards will range from 50% to 150% of the target-level PRS grants made in February 2008.  If the objective is not met at the threshold level or greater by the end of fiscal year 2009, the PRS awards granted will be cancelled.  Any target awards not earned in the event of under-target performance will also be cancelled.

During the restricted period, the executive officers will receive dividends paid with respect to the granted PRS, and will be entitled to vote the stock.  Officers will continue to be eligible for annual grants of stock options, which will vest according to a time-based schedule.

In addition, on February 20, 2008, the Compensation Committee of the Board of Directors of The Standard Register Company adopted an annual short-term incentive compensation plan (“Bonus Plan”) for executive officers with respect to the 2008 budget year. The Bonus Plan provides for one-time cash awards payable in February 2009, conditioned upon attainment of a minimum pre-determined threshold of pre-bonus adjusted operating earnings (“PBAOE”) in 2008.  A range of cash award is achievable depending upon attainment of threshold, target, or over-target PBAOE.  The awards are expressed as specified percentages of each officer’s base salary.  The target cash award for which each executive officer is eligible ranges from 50% to 75% of base salary at the target PBAOE, depending on the executive officer’s position.  No bonus is payable if the threshold PBAOE minimum is not met.  The maximum bonus an executive officer can earn under the Bonus Plan is 100% to 150% of that officer’s base salary. Table 1 below sets forth the bonus amount for each executive officer at the threshold and target levels as well as the maximum bonus under the Bonus Plan.

TABLE 1

BONUS AMOUNTS UNDER THE 2008 SHORT TERM INCENTIVE COMPENSATION PLAN

OFFICER	THRESHOLD	TARGET	MAXIMUM
Dennis L. Rediker President & Chief Executive Officer	30% of Base Salary	75% of Base Salary	150% of Base Salary

Craig J. Brown Sr. Vice President, Treasurer & Chief Financial Officer	26% of Base Salary	65% of Base Salary	130% of Base Salary

Kathryn A. Lamme Sr. Vice President, General Counsel & Secretary	26% of Base Salary	65% of Base Salary	130% of Base Salary

Joseph P. Morgan, Jr. Vice President, Chief Technical Officer & General Manager, On Demand Solutions	20% of Base Salary	50% of Base Salary	100% of Base Salary

Thomas M. Furey Vice President, Chief Supply Chain Officer& General Manager, DLS	20% of Base Salary	50% of Base Salary	100% of Base Salary

Bradley R. Cates Vice President, Sales & Marketing	20% of Base Salary	50% of Base Salary	100% of Base Salary

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 10.1–Restricted Stock Grant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT

THE STANDARD REGISTER COMPANY

Date:  February 25, 2008

/s/ Craig J. Brown

By: Craig J. Brown

Senior Vice President, Treasurer, and

Chief Financial Officer